CUSIP No.  G17977 110

1.	Names of Reporting Persons:	Mithaq Capital


2.	Check the Appropriate Box if a Member of a Group (See Instructions)

	(a)	[   ]
	(b)	[   ]

3.	SEC Use Only

4.	Citizenship or Place of Organization:	Cayman Islands

Number of Shares Beneficially Owned by Each Reporting Person with:

5.	Sole Voting Power		0*

6.	Shared Voting Power		*

7.	Sole Dispositive Power		0*

8.	Shared Dispositive Power	*

9.	Aggregate Amount Beneficially Owned by Each Reporting Person:	 0*

10.	Check if the Aggregate Amount in Row (9) Excludes Certain Shares: [   ]

11.	Percent of Class Represented by amount in Row (9):	0

12.	Type of Reporting Person (See Instructions):  CO


____________________________________________________________
(*) See Item 4 below regarding the transfer of all Shares to an affiliated entity, Mithaq Capital SPC, which is filing a Schedule 13G simultaneous with the filing of this Amendment.


CUSIP No.  G17977 110

1.	Names of Reporting Persons:	Turki Saleh A. AlRajhi

2.	Check the Appropriate Box if a Member of a Group (See Instructions)

	(a)	[   ]
	(b)	[   ]

3.	SEC Use Only

4.	Citizenship or Place of Organization:	Saudi Arabia

Number of Shares Beneficially Owned by Each Reporting Person with:

5.	Sole Voting Power		0

6.	Shared Voting Power		0**

7.	Sole Dispositive Power		0

8.	Shared Dispositive Power	0**

9.	Aggregate Amount Beneficially Owned by Each Reporting Person: 0**

10.	Check if the Aggregate Amount in Row (9) Excludes Certain Shares: [   ]

11.	Percent of Class Represented by amount in Row (9):	0**

12.	Type of Reporting Person (See Instructions):	IN


________________________
**Mithaq Capital transferred all of its Shares to Mithaq Capital SPC, for which the Reporting Person serves as a Director. His beneficial ownership as a Director of Mithaq Capital SPC is reported on Mithaq Capital SPCs
Schedule 13G.



CUSIP No.  G17977 110

1.	Names of Reporting Persons:	Muhammad Asif Seemab

2.	Check the Appropriate Box if a Member of a Group (See Instructions)

	(a)	[   ]
	(b)	[   ]

3.	SEC Use Only

4.	Citizenship or Place of Organization	Pakistan

Number of Shares Beneficially Owned by Each Reporting Person with:

5.	Sole Voting Power		0

6.	Shared Voting Power		0***

7.	Sole Dispositive Power		0

8.	Shared Dispositive Power	0***

9.	Aggregate Amount Beneficially Owned by Each Reporting Person 0***

10.	Check if the Aggregate Amount in Row (9) Excludes Certain Shares: [   ]

11.	Percent of Class Represented by amount in Row (9)	0***

12.	Type of Reporting Person (See Instructions)		IN

__________________________
***Mithaq Capital transferred all of its Shares to Mithaq Capital SPC, for which the Reporting Person serves as a Director. His beneficial ownership as a Director of Mithaq Capital SPC is reported on Mithaq Capital SPCs Schedule 13G.



This Amendment No. 1 amends the original Schedule 13G as originally filed by Mithaq Capital on October 23, 2020.

Item 1
	1(a)	Name of Issuer:	Burford Capital Ltd
	1(b)	Address of Issuer's Principal Executive Offices:
		Oak House, Hirzel Street
		St. Peter Port GY1 2NP, Guernsey

Item 2
	2(a)	Name of Person Filing:
		(i)  	Mithaq Capital
		(ii) 	Turki Saleh A. AlRajhi
		(iii)  	Muhammad Asif Seemab

	2(b)	Address of Principal Business Office or,
       		if none, Residence:

		(i) 	Mithaq Capital
 			c/o Synergy, Anas Ibn Malik Road,
			Al Malqa, Riyadh 13521 Saudi Arabia

		(ii) 	Turki Saleh A. AlRajhi
			Mithaq Capital
			c/o Synergy, Anas Ibn Malik Road,
			Al Malqa, Riyadh 13521 Saudi Arabia

		(iii) 	Muhammad Asif Seemab
			Mithaq Capital
			c/o Synergy, Anas Ibn Malik Road,
			Al Malqa, Riyadh 13521 Saudi Arabia


	2(c)	Citizenship:
		(i) 	Mithaq Capital: Cayman Islands
		(ii) 	Turki Saleh A. AlRajhi: Saudi Arabia
		(iii)  	Muhammad Asif Seemab:	Pakistan

	2(d)	Title of Class of Securities:	Ordinary Shares,
   		no par value

	2(e)	CUSIP Number:	  G17977 110

Item 3

If this statement is filed pursuant to Rule 13d-1(b), or 13d-2(b) or (c), check whether the person filing is a:

	a.	[   ]	Broker or Dealer registered under Section 15 of the Act;

	b.	[   ]	Bank as defined in Section 3(a)(6) of the Act;

	c.	[   ]	Insurance company as defined in Section 3(a)(19) of the Act;

	d.	[   ]	Investment company registered under section 8 of the Investment
			Company Act of 1940;

	e.	[   ]	An investment adviser in accordance with Rule 13d 1(b)(1)(ii)(E);

	f.	[   ]	An employee benefit plan or endowment fund in
			accordance with Rule 13d 1(b)(1)(ii)(F);

	g.	[   ]	A parent holding company or control person
			in accordance with Rule 13d 1(b)(1)(ii)(G);

	h.	[   ]	A savings associations as defined in Section 3(b) of the
			Federal Deposit Insurance Act (12 U.S.C. 1813);

	i.	[   ]	A church plan that is excluded from the definition of
			an investment company under section 3(c)(14) of the Investment Company Act of 1940;

	j.	[   ]	A non-U.S. institution that is the functional equivalent
			of any of the institutions listed in Rule 13d 1(b)(1)(ii)(A)
			through (I), so long as the non-U.S. institution is subject
			to a regulatory scheme that is substantially comparable to
			the regulatory scheme applicable to the equivalent U.S.
			institution; and

	k.	[   ]	Group, in accordance with Rule 13d 1(b)(1)(ii)(K).



Item 4.  Ownership - Amended

The information contained in Items 5-12 on the cover pages above is amended to reflect a change in ownership of the Shares and that reporting person Mithaq Capital made a bona fide gift of 23,021,070 shares in the Issuer to Mithaq Capital SPC, an affiliated entity (the Gift). The Gift consists of all of the shares owned by Mithaq Capital in the Issuer. Therefore, Mithaq Capital as well as its directors, Turki Saleh A. AlRajhi and Muhammad Asif Seemab, as directors of Mithaq Capital, no longer are required to report on Schedule 13G.  Mithaq Capital SPC is simultaneously filing a
Schedule 13G, which will also reflect beneficial ownership of Turki Saleh A. AlRajhi and Muhammad Asif Seemab, who also serve as directors of Mithaq Capital SPC.

Item 5.  Ownership of Five Percent or Less of a Class

If this statement is being filed to report the fact that as of the date hereof the reporting person has ceased to be the beneficial owner of more than five percent of the class of securities, check the following: [X]

Item 6.  Ownership of More than Five Percent on Behalf of Another Person.

N/A

Item 7. Identification and Classification of the Subsidiary Which Acquired the Security Being Reported on By the Parent Holding Company or Control Person.

N/A

Item 8. Identification and Classification of Members of the Group

N/A

Item 9.  Notice of Dissolution of Group

N/A

Item 10. Certification

By signing below I certify that, to the best of my knowledge and belief, the securities referred to above were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect, other than activities solely in connection with a nomination under Section 240.14a-11.

SIGNATURES

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this amended statement is true, complete and correct.

Mithaq Capital

Date:	December 31, 2020

				Mithaq Capital
				By: /s/ Turki Saleh A. AlRajhi
      				Name:	Turki Saleh A. AlRajhi
      				Title:	Director


				By: /s/ Muhammad Asif Seemab
     				Name:	Muhammad Asif Seemab
     	 			Title:	Director

Turki Saleh A. AlRajhi

Date:	December 31, 2020	/s/ Turki Saleh A. AlRajhi
				Turki Saleh A. AlRajhi

Muhammad Asif Seemab

Dated:	December 31, 2020	/s/ Muhammad Asif Seemab
				Muhammad Asif Seemab